    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 2, 1997
                                                   REGISTRATION NO. 333-5362-NY
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                              VIRGINIA GAS COMPANY
          (Name of Small Business Issuer as Specified in its Charter)

                            ------------------------

            DELAWARE                            4923                           87-0443823
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization)     Classification Code Number)           Identification No.)

          200 East Main Street, Abingdon, Virginia 24210, (540) 676-2380
           (Address and Telephone Number of Principal Executive Offices)

          200 East Main Street, Abingdon, Virginia 24210, (540) 676-2380
                (Address of Principal Place of Business or
                   Intended Principal Place of Business)

                               Michael L. Edwards
                              200 East Main Street
                            Abingdon, Virginia 24210
                                (540) 676-2380
              (Name, address and telephone number of agent for service)

                                  Copies to:
                            Bright & Barnes, P.C.
                      Two Leadership Square, Suite 810
                       Oklahoma City, Oklahoma 73102
                                (405) 236-8016
                        Attn: Robert C. Bright, Esq.

                             -------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /x/

                             -------------------

    Pursuant to Rule 429 under the Securities Act of 1933, this combined prospectus relates to Registration No. 333-32009.

PROSPECTUS

                              VIRGINIA GAS COMPANY
                             SHARES OF COMMON STOCK
                                      AND
                         COMMON STOCK PURCHASE WARRANTS

                              --------------------

    On October 11, 1996 Virginia Gas Company (the "Company") closed the sale of 1,533,000 shares of its Common Stock pursuant to an underwritten public offering (the "Initial Public Offering"). On September 2, 1997 the Company closed the sale of 2,000,000 shares of its Common Stock pursuant to another underwritten public offering (the "Secondary Offering"). Another 300,000 shares may be sold by the underwriter until September 25, 1997. The registration statement describing the Initial Public Offering also included the registration of 800,058 shares of Common Stock owned by one selling securityholder, 997,312 Common Stock Purchase Warrants ("Warrants") owned by 25 selling securityholders and 997,312 shares of Common Stock underlying the Warrants (the "Warrant Stock"). As of August 29, 1997 three selling securityholders had sold 36,396 Warrants from these registered securities and one had exercised its Warrant for 54,163 shares and obtained 54,162 shares. As a result of these transactions, the selling securityholders hereby offer 854,220 shares of Common Stock, 906,753 Warrants and 906,753 shares of Warrant Stock. The owners of these securities are hereinafter collectively referred to as the "Selling Securityholders".

    The information in the prospectus attached hereto describing the Secondary Offering (the "Secondary Offering Prospectus"), except as hereby amended and supplemented (the "Supplementary Information"), is to be used in the offer and sale of securities by the Selling Securityholders. The Secondary Offering Prospectus and the Supplementary Information are referred to herein as the "Prospectus". The Company did not and will not receive any of the proceeds on the sale of the securities by the Selling Securityholders.

    In the event the Warrants are exercised, the shares registered on behalf of the Selling Securityholders including those underlying Warrants which have been sold by Selling Securityholders will constitute 29.23% of the total number of shares outstanding assuming unregistered options for 247,920 shares held by employees of the Company are not exercised. The resale of the securities of the Selling Securityholders are subject to Prospectus delivery and other requirements of the Securities Act of 1933, as amended (the "Act"). Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. See "Selling Securityholders" and "Risk Factors--Limited Market for Common Stock; Shares Eligible for Future Sale."

    The Common Stock and 753,453 Warrants offered hereby ("Tradeable Warrants") are listed on the Nasdaq National Market under the symbols VGCO and VGCOW respectively. The remaining 153,300 Warrants offered hereby will be tradeable on October 4, 1997. As of August 29, 1997 the Common Stock was trading at $8 5/8 bid, $8 7/8 asked and the Warrants were trading at $3 bid, $4 asked. See "Risk Factors--Possible Volatility of
Stock Price."

    The Common Stock and Warrants offered by this Prospectus may be sold from time to time by the Selling Securityholders, or by their transferees. No underwriting arrangements have been entered into by the Selling Securityholders. The distribution of the securities by the Selling Securityholders may be effected in one or more transactions that may take place in the market, including ordinary broker's transactions, privately-negotiated transactions or sales to one or more dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with sales of such securities.

    The Selling Securityholders and intermediaries through whom such securities may be sold may be deemed "underwriters" within the meaning of the Act, with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify certain of the Selling Securityholders against liabilities, including liabilities under the Act.

    All costs incurred in the registration of the securities of the Selling Securityholders are being borne by the Company. It is estimated that the expenses to the Company will be $5,000. See "Selling Securityholders."

    The Company is engaged in natural gas storage; gathering and distribution services; exploration, production and well operation; pipeline operation; natural gas marketing; and propane distribution primarily in southwestern Virginia. See "Business."

           THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
         SEE "RISK FACTORS " COMMENCING ON PAGE 6 OF THE SECONDARY OFFERING
            PROSPECTUS AND ON PAGE 3 OF THE SUPPLEMENTARY INFORMATION.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The Date of this Prospectus is September , 1997.

                            ----------------------

                                  RISK FACTORS

    In addition to the other information contained in the Secondary Offering Prospectus and this Supplementary Information, prospective investors should consider carefully the following risk factor in evaluating an investment in the securities offered hereby.

    Risks Associated with the Securities Being Sold by the Selling Securityholders. The Selling Securityholders will have the right to sell their securities and exercise the Warrants only if a current prospectus relating to these securities is then in effect and only if such securities are qualified for sale under applicable state securities laws of the states in which holders and purchasers reside. There can be no assurance the Company will be successful in maintaining a current prospectus covering these securities. The Warrants may be deprived of any value in the event a prospectus covering the shares issuable upon exercise of the Warrants is not kept effective or if such shares are not qualified for sale in the states in which holders or prospective purchasers of the Warrants reside. Also only a portion of the Warrants, the Tradeable Warrants, are presently eligible for trading on the Nasdaq National Market, however all Warrants will be tradeable as of October 4, 1997.

                            DESCRIPTION OF WARRANTS

    At August 31, 1997, the Company had an aggregate of 943,149 shares of Common Stock reserved for issuance pursuant to outstanding warrants (exclusive of options held by employees of the Company). These warrants include (i) warrants held by Anderson & Strudwick Incorporated, and its officers, L. McCarthy Downs and Norman K. Marshall, to purchase a total of 153,300 shares of the Company's outstanding Common Stock at a purchase price of $9.90 per share (such warrants may only be transferred to bona fide officers of Anderson & Strudwick Incorporated until October 4, 1997) (the "A&S Warrants"); and (ii) warrants held by present or former shareholders of record of the Company to purchase a total of 789,849 shares of the Company's Common Stock at a purchase price of $9.90 per share (the "Tradeable Warrants"). Three present or former Selling Securityholders have sold a total of 36,396 Tradeable Warrants and as a result a total of 753,453 Tradeable Warrants are now held by Selling Securityholders.

    Tradeable Warrants. The Tradeable Warrants are listed for trading on the Nasdaq National Market under the symbol VGCOW. The Tradeable Warrants were issued subject to the terms and conditions of the Warrant Agreement between the Company and the holders of the Tradeable Warrants. The following description of the Tradeable Warrants is not complete and is qualified in all respects by the Warrant Agreement which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Available Information."

    Each Tradeable Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $9.90 per share (the "Exercise Price"). The number, character and Exercise Price of the shares of Common Stock are subject to adjustment in certain events, such as mergers, reorganizations, stock dividends, subdivisions or reclassifications, to prevent dilution. The Tradeable Warrants are exercisable at any time after August 3, 1997 until October 4, 2001. Holders of the Tradeable Warrants will not, as such, have any of the rights of stockholders of the Company.

    In certain cases, the sale of securities by the Company upon exercise of the Tradeable Warrants could violate the securities laws of the United States, certain states thereof or other jurisdictions. The Company will use its best efforts to cause a registration statement with respect to such securities under the Act to continue to be effective during the term of the Tradeable Warrants and to take such other actions under the laws of various states as may be required to cause the sale of securities upon exercise of the Tradeable Warrants to be lawful. However, the Company will not be required to cause the sale of securities upon exercise of the Tradeable Warrants if, in the opinion of counsel, the sale of securities upon such exercise would be unlawful.

    The Tradeable Warrants may be exercised by filling out and signing the appropriate form on the Tradeable Warrants and mailing or delivering the Tradeable Warrants to First Union National Bank of North Carolina (the "Warrant Agent") in time to reach the Warrant Agent by the expiration date, accompanied by payment in full of the exercise price for the Tradeable Warrants being exercised in United States funds (in cash or by check or bank draft payable to the order of the Company). Common Stock certificates will be issued as soon as practicable after exercise and payment of the exercise price as described above.

    A&S Warrants. In connection with its services to the Company as underwriter of its initial public offering of Common Stock, the Company sold Anderson & Strudwick Incorporated the A&S Warrants at the purchase price of $.001 per warrant to purchase 153,300 shares of the Company's Common Stock. The A&S Warrants will be exercisable from October 4, 1997 to October 4, 2001. Until October 4, 1997, the A&S Warrants may only be transferred to bona fide officers of Anderson & Strudwick Incorporated, and transfers have been made to L. McCarthy Downs and Norman K. Marshall. The A&S Warrants may be traded on the Nasdaq National Market after October 4, 1997 and will be subject to the limitations of the Tradeable Warrants described above. See "Risk Factors --Risks Associated with the Securities Being Sold by the Selling Securityholders."

                            SELLING SECURITYHOLDERS

    The registration statement of which this Prospectus forms a part covers the sale of 800,058 shares of Common Stock, 997,312 Common Stock Purchase Warrants (the "Warrants") and 997,312 shares of Common Stock underlying these Warrants ("Warrant Stock") held by securityholders of the Company, 398,430 of which Warrants and Warrant Stock were held by officers of the Company at the time of the Company's initial public offering. Of the Warrants, 54,162 Warrants have been exercised, one Warrant was canceled and 36,396 Warrants have been sold by Selling Securityholders. Officers of the Company held 372,034 Warrants as of August 29, 1997. As a result, 854,220 shares of Common Stock, 906,753 Warrants and 906,753 shares of Warrant Stock remain to be sold by the Selling Securityholders. In the event the Warrants are exercised, the shares registered on behalf of the Selling Securityholders including those underlying Warrants which have been sold by the Selling Securityholders will constitute 29.23% of the Company's outstanding Common Stock assuming unregistered options held by employees of the Company are not exercised. The Company will not receive any of the proceeds on the sale of the securities by the Selling Securityholders. The resale of the securities of the Selling Securityholders are subject to Prospectus delivery and other requirements of the Act. Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. See "Risk Factors --Shares Eligible for Future Sale." Accordingly, an additional 1,797,369 shares of Common Stock will be transferable assuming exercise of the Warrants.

    The following table sets forth the number of shares of Common Stock and Warrants owned by the Selling Securityholders before the offering, the number of Warrants and shares of Common Stock being offered and the number of shares and the percentage of the class to be owned after the offering is complete assuming no outstanding warrants are exercised:



                       SHARES OF      WARRANTS               COMMON
                      COMMON STOCK      OWNED     WARRANTS    STOCK       SHARES OF        PERCENT OF
                      OWNED BEFORE     BEFORE     OFFERED    OFFERED     STOCK OWNED      COMMON STOCK
                        OFFERING      OFFERING    HEREBY(1)   HEREBY    AFTER OFFERING   AFTER OFFERING
                      ------------    --------    ---------  -------    --------------   --------------
Michael & Karen
 Edwards(2).......      386,163        363,663     363,663       0         386,163          7.42%
B. Scott White....       41,267         41,267      41,267       0          41,267            (3)
Joan M. Edwards...       32,291         32,291      22,291(4)    0          32,291            (3)
Tazewell Coal
 & Iron...........       27,133         27,133      27,133       0          27,133            (3)
The Hagon Estates.       27,133         27,133      27,133       0          27,133            (3)
Marlene K. Kissler
 and Eric Verzuh..      103,167        103,167     103,167       0         103,167          1.98%
Harriet S. Edwards
 Revocable Trust..       18,054         18,054      18,054       0          18,054            (3)
John W.
 Gillespie........       10,317         10,317      10,317       0          10,317            (3)
Virginia B.
 Gillespie........       10,317         10,317      10,317       0          10,317            (3)
Marian L. Banning.        7,738          7,738       7,738       0           7,738            (3)
The Gillespie
 Irrevocable
 Trust............        7,738          7,738       7,738       0           7,738            (3)
John W. Gillespie
  Trust...........        7,738          7,738       7,738       0           7,738            (3)
William Rogers
  McCall..........        7,738          7,738       7,738       0           7,738            (3)
Tom & Linda
 Callahan.........        6,448          6,448       6,448       0           6,448            (3)
Jack A. Upchurch..        6,448          6,448       6,448       0           6,448            (3)
Mark N. Witt(2)...        8,396          6,396           0(5)    0           8,396            (3)
David A. Street...       10,317         10,317      10,317       0          10,317            (3)
Frank A. Merendino,
 Jr.(2)...........       30,371         28,371       8,371(6)    0          30,371            (3)
Colson Children
  Trust...........        3,095          3,095       3,095       0           3,095            (3)
Scott R. Colson...        4,127          4,127       4,127       0           4,127            (3)
Sara L. Colson....        4,127          4,127       4,127       0           4,127            (3)
Susan Swanson-
 Cooper...........        2,063          2,063       2,063       0           2,063            (3)
Dr. James Martin..      800,058            0           0       800,058         0            0.00%
Anderson &
 Strudwick........         0            68,985      68,985       0             0            0.00%
L. McCarthy Downs.         0            68,985      68,985       0             0            0.00%
Norman K.
 Marshall.........         0            15,330      15,330       0             0            0.00%
Sirrom Capital
 Corporation $.0001
 Warrants.........         0            54,163           0(7)   54,162         0            0.00%
Sirrom Capital
 Corporation
 Tradeable
 Warrants.........         0            54,163      54,163       0             0            0.00%

------------------------

(1) The Warrants offered hereby may be exercised and an identical number of shares of Common Stock is issuable by the Company.

(2) Officers and Directors of the Company.

(3) Represents less that 1% of the Common Stock outstanding after the offering.

(4) Mrs. Edwards sold 10,000 Warrants on April 11, 1997.

(5) Mr. Witt sold 6,396 Warrants on February 28, 1997.

(6) Mr. Merendino sold 20,000 Warrants on February 7, 1997.

(7) Sirrom Capital Corporation exercised its $.0001 Warrants on February 5, 1997 and instead of paying the $5.42 exercise price it received 54,162 shares of Common Stock instead of 54,163.

PLAN OF DISTRIBUTION FOR SELLING SECURITYHOLDERS

    The securities held by Selling Securityholders may be sold by such persons from time to time either directly or through underwriters, dealers or agents. The distribution of securities by the Selling Securityholders may be effected in one or more transactions that may take place in the market, including ordinary broker's transactions, privately-negotiated transactions or sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales of securities. The securities offered by the Selling Securityholders may be sold by one or more of the following methods, without limitations: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

    At the time a particular offer of securities is made by or on behalf of a Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for sales purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.

    Sales of securities by the Selling Securityholders or even the potential of such sales would likely have an adverse effect on the market prices of the securities offered hereby. See "Risk Factors--Limited Market for Common Stock; Shares Eligible for Future Sale."

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article VI of the Registrant's Bylaws provide that the Registrant shall indemnify its officers, directors and employees to the full extent permitted by Section 145 of the Delaware General Corporation Law.

    Section 8 of the Underwriting Agreement filed as Exhibit 1.1 hereto provides for reciprocal indemnification between the Registrant and Anderson & Strudwick Incorporated against certain liabilities in connection with the offering contemplated by this Registration Statement, including liabilities under the Securities Act of 1933, as amended (the "Act").

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the Securities offered by the Selling Securityholders. All of the amounts shown are estimates.



Accounting Fees and Expenses.............................  $ 1,000
Legal Fees and Expenses..................................    3,500
Printing Expenses........................................      500
                                                           -------
    Total................................................  $ 5,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

    Set forth below is certain information concerning all sales of securities by the Registrant during the past three years that were not registered under the Act. The information set forth below gives effect to a 103.1667-for-1 split of the Company's Common Stock effected on June 10, 1996.

    1. The following shares of Common Stock have been privately placed during the past three years:


                                                                          TOTAL OFFERING
DATE                             NUMBER OF SHARES        PURCHASER              PRICE
----                            -----------------    -----------------    --------------
August 3, 1996..............          15,000          Michael L. and        $     90,000
                                                     Karen K. Edwards

August 3, 1996..............          15,000        Allan R. Poole, II      $     90,000

August 3, 1996..............           4,200         John D. Jessee         $     25,200

August 3, 1996..............           2,000          Mark N. Witt          $     12,000

August 3, 1996..............           2,000       Frank A. Merendino, Jr.  $     12,000


                                                                          TOTAL OFFERING
DATE                             NUMBER OF SHARES        PURCHASER              PRICE
----                            -----------------    -----------------    --------------
August 3, 1996..............           1,000          Lydia J. Sinemus      $      6,000

August 3, 1996..............             800         Bradley L. Swanson     $      4,800

July 30, 1996...............          42,000          Allan R. Poole, II    $    252,000

May 31, 1996................         800,058         Dr. James T. Martin    $  4,800,345

November 1, 1994............          20,634         Marlene Kissler and    $    200,000
                                                       Eric Verzuh, JT

    These shares were sold to employees of the Company, relatives and accredited investors in reliance on Section 4(2) of the Act based on the limited number of purchasers, their sophistication and close relationship to principals of the Company and access to information regarding the Company as a result of these relationships.

    2. The following shares of Common Stock have been issued as the result of the exercise of stock options:


DATE                                      NUMBER OF SHARES       PURCHASER       TOTAL OFFERING PRICE
----                                     -----------------  ------------------   --------------------

December 29, 1995....................          5,159            David Street         $     25,000

December 21, 1995....................         23,213       Frank A. Merendino, Jr.   $      5,000

December 20, 1995....................          4,127           Scott R. Colson       $      8,000

December 20, 1995....................          4,127           Sara L. Colson        $      8,000

December 13, 1995....................         82,534         Marlene Kissler and     $    400,000
                                                                Eric Verzuh, JT

July 5, 1995.........................          5,159       Frank A. Merendino, Jr.   $     10,000

December 29, 1994....................         32,292           Joan M. Edwards       $     62,600

December 29, 1994....................          6,397             Mark N. Witt        $     12,400

    These stock options were issued to employees of the Company, relatives and accredited investors and were issued in reliance on Section 4(2) of the Act based on the limited number of purchasers, their sophistication and close relationship to principals of the Company and access to information regarding the Company as a result of these relationships. No underwriters were involved in these transactions.

    3. On September 28, 1995, 2,000 shares of the Registrant's Series A were issued to Sirrom Capital Corporation for an aggregate purchase price of $2,000,000. This sale was made in reliance on Section 4(2) of the Act. Sirrom Capital Corporation is a venture capital firm which qualifies as an accredited investor and is extremely sophisticated. Sirrom Capital Corporation had access to all the records of the Company before its purchase of this stock. No underwriter was involved in this transaction.

    4. On September 28, 1995, Registrant issued warrants to Sirrom Capital Corporation to purchase 54,163 shares of Registrant's Common Stock (increasing to up to 94,398 shares in the event Registrant has not redeemed the Series A Preferred Shares by September 28, 2000), at a purchase price of $.0001 per share. The warrant was issued in consideration of the purchase of the Series A by Sirrom Capital Corporation. Sirrom Capital Corporation is a venture capital firm which qualifies as an accredited investor and is extremely sophisticated. Sirrom Capital Corporation had access to all the records of the Company before its purchase of this security. No underwriter was involved in the transaction and the sale was made in reliance on Section 4(2) of the Act.

    5. As of August 29, 1997, Registrant had options issued and outstanding to an officer of the Company to purchase 2%, or 127,920 shares, of Registrant's Common Stock at an exercise price of $8.72 per share. No underwriter was involved in the transaction and the option was issued in consideration of the employee's services. The option was issued in reliance on Section 4(2) of the Act. As an officer of the Company this option holder had full access to information about the Company and is sophisticated.

    6. As of August 29, 1997, Registrant had options issued and outstanding to seven officers and employees of the Company to purchase 120,000 shares of the Registrant's Common Stock at an exercise price of $10.00 per share. No underwriter was involved in the transactions and the options were issued in consideration of the employees' services. The options were issued in reliance on Section 4(2) of the Act. As officers and employees of the Company, the option holders had full access to information about the Company and are sophisticated.

ITEM 27. EXHIBITS

    The following is a complete list of Exhibits filed or incorporated by reference as part of this Registration Statement.

EXHIBIT
-------
* l.1      Form of Underwriting Agreement with Anderson & Strudwick Incorporated

* 1.2      Escrow Agreement

* 1.3     Selected Dealer Agreement

* 3.1     Amended and Restated Certificate of Incorporation

* 3.2     Bylaws

* 4.1     Specimen Common Stock Certificate

* 4.2     Warrant to Anderson & Strudwick Incorporated

* 4.3     Shareholder "Lock-Up" Agreement

  4.4     Loan Agreement between Industrial Development Authority of Russell
          County and Virginia Gas Company dated as of February 1, 1997 (incorporated by reference to Exhibit 4.2 to Virginia Gas Company's Form SB-2 Registration
          No. 333-32009)

  4.5     Promissory Note between Industrial Development Authority of Russell County and Virginia Gas Company dated as of February 1, 1997 (incorporated by reference to Exhibit 4.3 to Virginia Gas Company's Form SB-2 Registration
          No. 333-32009)

EXHIBIT
-------
  4.6     Loan Agreement between Industrial Development Authority of Buchanan County,
          Virginia and Virginia Gas Company dated as of November 1, 1994 (incorporated by reference to Exhibit 4.4 to Virginia Gas Company's Form SB-2 Registration
          No. 333-32009)

  4.7     Promissory Note between Industrial Development Authority of Buchanan County,
          Virginia and Virginia Gas Company dated as of November 1, 1994 (incorporated by reference to Exhibit 4.5 to Virginia Gas Company's Form SB-2 Registration
          No. 333-32009)

* 5.1 Opinion of Bright & Barnes a Professional Corporation as to the legality of the securities being registered

* 9.1     Shareholders' Agreement and Voting Trust

*10.1 Series A Preferred Stock Securities Purchase Agreement by and between Virginia Gas Company and Sirrom Capital Corporation

*10.2     Stock Purchase Warrant issued by Virginia Gas Company to Sirrom
          Capital Corporation

*10.3     Placement Agreement between Virginia Gas Company and Anderson &
          Strudwick Incorporated

*10.4     Employment Agreement between Virginia Gas Company and Frank A.
          Merendino, Jr.

*10.5     Employment Agreement between Virginia Gas Company and Mark N. Witt

*10.6     Employment Agreement between Virginia Gas Company and Michael L. Edwards

*10.7     Lease Agreement between J.D. Morefield, et. al. and Virginia Gas Company

*10.8     Firm Storage Agreement between Virginia Gas Storage Company and
          Roanoke Gas Company dated as of March 19, 1997

*10.9     Firm Storage Service Agreement between Virginia Gas Storage
          Company and Powell-Clinch Utility  District

*10.10    Firm Storage Service Agreement between Virginia Gas Storage
          Company and the Public Utility District of Jefferson and Cocke
          Counties, Tennessee

*10.11    Gas Storage Agreement between Virginia Gas Storage Company and
          United Cities Gas  Company

*10.12 Firm Gas Storage Agreement between Virginia Gas Storage Company and Knoxville Utilities Board

*10.13    Winter Service Firm Natural Gas Sales Agreement between Virginia
          Gas Storage Company and Knoxville Utilities Board

*10.14    Agreement for Construction, Ownership and Operation of the Haysi
          Gathering System between Virginia Gas Storage Company and Penn Virginia
          Resources Corporation

*10.15    Interruptible Gathering Service Agreement between Columbia Gas
          Transmission Corporation and Virginia Gas Storage Company

*10.16    Transfer Agreement between Virginia Gas Company and Tenneco Energy
          Resources Corporation

*10.17    Promissory Note in principal amount of
          $1,725,000 in favor of Tenneco Energy Resources Corporation

*10.18    Firm Storage contract between Virginia Pipeline Company and United
          Cities Gas Company

*10.19    Pipeline Balancing Agreement between East Tennessee Natural Gas
          Company and Virginia Gas Pipeline Company

*10.20    Warrant to Shareholders

 10.21 Amendment to Transfer Agreement between Virginia Gas Company and Tenneco Energy Marketing Company, successor-in- interest to Tenneco Energy Resources Corporation (incorporated by reference to Exhibit 10.17 to Virginia Gas Company's Form 10-KSB for the fiscal year ended December 31, 1996)

EXHIBIT
-------
 10.22    Firm Storage Service Agreement between Virginia Gas Storage
          Company and Sevier County Utility District (incorporated by reference to Exhibit 10.22 to Virginia Gas Company's Form 10-KSB
          for the fiscal year ended December 31, 1996)

 10.23    Firm Storage Service Agreement between Virginia Gas Storage
          Company and Natural Gas Utility District of Hawkins County
          (incorporated by reference to Exhibit 10.23 to Virginia Gas Company's
          Form 10-KSB for the fiscal year ended December 31, 1996)

 10.24    Firm Storage Service Agreement between Virginia Gas Pipeline
          Company and Citizens Gas Utility District (incorporated by reference to Exhibit 10.24 to Virginia Gas Company's Form 10-KSB for the fiscal year ended December 31, 1996)

 10.25 Firm Gas Storage Agreement between Virginia Gas Pipeline Company and Knoxville Utilities Board (incorporated by reference to Exhibit
          10.25 to Virginia Gas Company's Form 10-KSB for the fiscal year ended
          December 31, 1996)

 10.26    Underwriting Agreement between Virginia Gas Company and Ferris, Baker
          Watts, Incorporated (incorporated by reference to Exhibit 1.1 to Virginia
          Gas Company's Form SB-2 Registration No. 333-32009)

 10.27    Description of Stock Options issued to named executive officers
          (incorporated by reference to Exhibit 10.27 to Virginia Gas
          Company's Form SB-2 Registration No. 333-32009)

 10.28    Amendment to the Firm Storage Service Agreement between Virginia
          Gas Storage Company and Powell- Clinch Utility District dated as of
          January 16, 1996 (incorporated by reference to Exhibit 10.28 to Virginia
          Gas Company's Form SB-2 Registration No. 333-32009)

 10.29 Firm Storage Service Contract between Virginia Gas Storage Company and Hawkins County Utility District dated as of February 25, 1997
          (incorporated by reference to Exhibit 10.29 to Virginia Gas Company's
          Form SB-2 Registration  No. 333-32009)

 10.30    Firm Storage Service Contract between Virginia Gas Pipeline Company and ALCOA dated as of June 30, 1997 (incorporated by reference to Exhibit
          10.30 to Virginia Gas Company's Form SB-2 Registration No. 333-32009)

 10.31    Gas Transportation Agreement between Virginia Gas Distribution Company and East Tennessee Gas Company dated as of November 1, 1997 (incorporated by reference to Exhibit 10.31 to Virginia Gas Company's Form SB-2 Registration
          No. 333-32009)

 21.1     Subsidiaries and Affiliates of the Registrant (incorporated by reference to Exhibit 21.1 to Virginia Gas Company's Form 10-KSB for the fiscal year ended December 31, 1996)

*23.1     Consent of Bright & Barnes a Professional Corporation (included in Exhibit 5.1)

 23.2     Consent of Arthur Andersen LLP

*24.1     Powers of Attorney (included in signature page)

 27.1     Financial Data Schedule (incorporated by reference to Exhibit 27.1 to
          Virginia Gas Company's Form 10-KSB for the fiscal year ended December 31, 1996)

------------------------
*   Previously filed

ITEM 28. UNDERTAKINGS

    The undersigned Registrant hereby undertakes that it will:

    (1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

        (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

        (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

       (iii) Include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

    Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to provisions of its Certificate of Incorporation, its Bylaws, or the Delaware General Corporation Law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) or (4) or 497(h) under the Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes to provide the underwriters, at the closing specified in the underwriting Agreement, certificates in such denominations and registered in the such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Abingdon, Commonwealth of Virginia, on September 2, 1997.

                                VIRGINIA GAS COMPANY


                                BY: /S/ MICHAEL L. EDWARDS
                                    -----------------------------------------
                                        MICHAEL L. EDWARDS
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

    In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -----------------


    /S/MICHAEL L. EDWARDS       President, Chief Executive    September 2, 1997
------------------------------    Officer and Chairman of
       Michael L. Edwards         the Board of Directors
                                  (Principal Executive
                                  Officer)



      KAREN K. EDWARDS*         Vice President, Secretary    September 2, 1997
------------------------------    and Director
      Karen K. Edwards

      PETER C. EINSELEN*        Director                      September 2, 1997
------------------------------
      Peter C. Einselen

       JOHN D. JESSEE*          Vice President, Treasurer     September 2, 1997
------------------------------    and Principal
       John D. Jessee             Financial Officer

   */S/Michael L. Edwards
------------------------------
     Michael L. Edwards
As Attorney-in-fact for each
        of the above

                                      II-7